PETERSON & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS
Serving San Diego Since 1951

Exhibit 16.1

January 4, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC
20549 USA

Dear Ladies and Gentlemen:

We have read the current report on Form 8-K, filed by Hola Communications, Inc. (the "Company") on December 6, 2006, and are in agreement with the statements regarding our firm as included in Item 4.01 of this form. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

/s/ Peterson & Co., LLP

PETERSON & CO., LLP

3655 Nobel Drive, Suite 500, San Diego, California 92122 ◆ Phone (858) 597-4100 ◆ Fax (858) 597-4111
E-mail: info@petersonco.com ◆ Web site: www.petersonco.com
Members: American Institute of Certified Public Accountants ◆ California Society of Public Accountants

PETERSON & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS
Serving San Diego Since 1951

Exhibit 16.1

January 4, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC
20549 USA

Dear Ladies and Gentlemen:

We have read the current report on Form 8-K, filed by Hola Communications, Inc. (the "Company") on December 6, 2006, and are in agreement with the statements regarding our firm as included in Item 4.01 of this form. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

Peterson & Co., LLP

PETERSON & CO., LLP

BOS111 12099460.1 3655 Nobel Drive, Suite 500, San Diego, California 92122 ◆ Phone (858) 597-4100 ◆ Fax (858) 597-4111
E-mail: info@petersonco.com ◆ Web site: www.petersonco.com
Members: American Institute of Certified Public Accountants ◆ California Society of Public Accountants